UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 25, 2017

PETROTERRA CORP.

(Exact name of registrant as specified in its charter)

Nevada	001-34970	26-3106763
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

980 N Federal Highway, Suite 304

Boca Raton, Florida 33432

(Address of Principal Executive Offices)

(561) 672-7068

(Issuer’s telephone number)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On April 25, 2017, PetroTerra Corp. (the “Company”) entered into and closed on a Securities Purchase Agreement (“Purchase Agreement”) with an institutional investor (the “Lender”), pursuant to which the Company will issue to the Lender senior convertible promissory notes in the aggregate principal amount of $355,000 (the “Notes”) for an aggregate purchase price of $355,000. The first tranche, issued at closing, was for a principal amount of $100,000. Three additional tranches, each with a principal amount equal to $85,000, are all expected to be issued within ninety days of the closing date.

The principal due under the Notes accrues interest at a rate of 12% per annum. All principal and accrued interest under the Notes is due one year following the issue date of such Note, and is convertible into shares of the Company’s common stock, par value $0.001 (“Common Stock”), at a conversion price equal to 65% of the lowest volume-weighted average price for the previous ten trading days immediately preceding the conversion. The Notes include anti-dilution protection, as well as customary events of default, including non-payment of the principal or accrued interest due on the Notes. Upon an event of default, all obligations under the Notes will become immediately due and payable and the Company will be required to make certain payments to the Lender.

As long as the Notes are outstanding, the Lender will have a right of first refusal to participate in any subsequent financing by the Company. In addition, within forty-five days following the closing, the Company must prepare and file with the Securities and Exchange Commission a registration statement registering the resale of the Common Stock issuable to Lender upon conversion of the Notes.

The foregoing summaries of the terms of the Notes and the Purchase Agreement are subject to, and qualified in their entirety by, the agreements and instruments attached hereto as Exhibits 4.1 and 10.1, respectively, which are incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above with respect to the Notes and the Purchase Agreement and the related agreements is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 above with respect to the issuance of the Notes is incorporated herein by reference. The issuance of the Notes was made in reliance upon the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Act”), pursuant to Section 4(a)(2) of the Act.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
4.1	Form of Senior Convertible Promissory Note
10.1	Securities Purchase Agreement, dated as of April 25, 2017, by and among the Company and the Lender

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 27, 2017

PETROTERRA CORP.

By:	/s/ Steven Yariv
Name:	Steven Yariv
Title:	Chief Executive Officer